                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 listed below and in this Current Report on Form 8-K/A of Per-Se Technologies, Inc. of our reports dated August 10, 2005, with respect to the consolidated financial statements and schedule of NDCHealth Corporation, included in the Registration Statement (Form S-4 No. 333-128612) and related joint proxy statement/prospectus of Per-Se Technologies, Inc., all filed with the Securities and Exchange Commission.


1.   Number 33-46847                  15.  Number 333-07627
2.   Number 33-64952                  16.  Number 333-26113
3.   Number 33-67752                  17.  Number 333-26289
4.   Number 33-71556                  18.  Number 333-26291
5.   Number 33-88442                  19.  Number 333-37150
6.   Number 33-88444                  20.  Number 333-37152
7.   Number 33-90874                  21.  Number 333-46489
8.   Number 33-90876                  22.  Number 333-60729
9.   Number 33-95742                  23.  Number 333-65016
10.  Number 33-95746                  24.  Number 333-78167
11.  Number 33-95748                  25.  Number 333-87902
12.  Number 333-03213                 26.  Number 333-105111
13.  Number 333-07201                 27.  Number 333-105110
14.  Number 333-07203                 28.  Number 333-94151



                                      /s/ Ernst & Young LLP



Atlanta, Georgia
March 14, 2006